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                                                                    EXHIBIT 3.3

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              --------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "KOFAX IMAGE PRODUCTS, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 1997, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


[DELAWARE STATE SEAL]


                                        /s/  EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                                AUTHENTICATION:  8653932
2533064 8100
                                                          DATE:  09-17-97
971308507
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           KOFAX IMAGE PRODUCTS, INC.,
                             A DELAWARE CORPORATION

(Pursuant to Section 242 of the General Corporation Law of the State of
Delaware)

        KOFAX IMAGE PRODUCTS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Company"), does hereby certify:

        (1) The Board of Directors of the Company, by unanimous written consent, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Company, directing that said amendment be submitted to the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that Article 9 be added to the Restated Certificate of Incorporation as follows:


                                   "ARTICLE 9

                        Stockholders of the Corporation may not take action by
                written consent in lieu of a meeting. Any action contemplated by the stockholders must be taken at a duly called annual or special meeting."

        (2) That thereafter, the holders of the necessary number of shares of capital stock of the Corporation gave their written consent in favor of the foregoing amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

        (3) That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, KOFAX IMAGE PRODUCTS, INC. has caused this Certificate of Amendment to be signed by its duly authorized President, David
S. Silver and attested by Ronald J. Fikert, its duly authorized Secretary, this 12th day of September, 1997.

                                        KOFAX IMAGE PRODUCTS, INC.
                                        a Delaware corporation


                                        By:  /s/ DAVID S. SILVER
                                           -------------------------------
                                             David S. Silver,
                                             Chief Executive Officer and
                                             President

ATTEST:


/s/ RONALD J. FIKERT
--------------------------------
Ronald J. Fikert,
Vice President, Finance, Chief Financial
Officer and Secretary